Exhibit (a) (5)

                              ARTICLES OF AMENDMENT
                                       OF
                         MORGAN KEEGAN SELECT FUND, INC.

      Morgan Keegan Select Fund, Inc., a corporation organized and existing under the Corporations and Associations Law of the State of Maryland ("Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: At a meeting of the Board of Directors held on February 14, 2002, the majority of the entire Board of Directors of the Corporation voted to amend the Articles of Incorporation of the Corporation and approved name changes for the Corporation's series of stock.

      SECOND:  This  amendment  is limited to changes  expressly  authorized  by
Section 2-605 of the Corporations and Associations Law of the State of Maryland and may be made without action by the Corporation's stockholders.

      THIRD: A description of each class of shares of the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption is as outlined in the Articles of Incorporation of the Corporation and has not been changed by Amendment.

      FOURTH: Paragraph Four of Article Sixth of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

      Without limiting the authority of the Board of Directors set forth herein to establish and designate any further Series or Classes, and to classify and reclassify any unissued Shares, there is hereby established and classified the following six (6) Series of shares of capital stock, comprising One Billion Eight Hundred Million (1,800,000,000) shares in the aggregate, each to be known as: (1) Regions Morgan Keegan Select Intermediate Bond Fund, (2) Regions Morgan Keegan Select High Income Fund,
      (3) Regions Morgan Keegan Select Core Equity Fund, (4) Regions Morgan Keegan Select Utility Fund, (5) Regions Morgan Keegan Select Financial Fund and (6) Regions Morgan Keegan Select Capital Growth Fund. Of these One Billion Eight Hundred Million (1,800,000,000) shares, 100,000,000 shares are hereby established and classified as shares of Regions Morgan Keegan Select Intermediate Bond Fund, Class A; 100,000,000 shares are hereby established and classified as shares of Regions Morgan Keegan Select Intermediate Bond Fund, Class C; 100,000,000 shares are hereby established and classified as shares of Regions Morgan Keegan Select Intermediate Bond Fund, Class I; 100,000,000 shares are hereby established and classified as shares of Regions Morgan Keegan Select High Income Fund, Class A; 100,000,000 shares are hereby established and classified as shares of Regions Morgan Keegan Select High Income Fund, Class C; 100,000,000 shares are hereby established and classified as shares of Regions Morgan Keegan Select High Income Fund, Class I; 100,000,000 shares are hereby established and classified as Regions Morgan Keegan Select Core Equity Fund, Class A; 100,000,000 shares are hereby established and classified as Regions Morgan Keegan Select Core Equity Fund, Class C; 100,000,000 shares are hereby established and classified as Regions Morgan Keegan Select Core Equity Fund, Class I; 100,000,000 shares are hereby established and classified as Regions Morgan Keegan Select Utility Fund, Class A; 100,000,000 shares are hereby established and classified as Regions Morgan Keegan Select Utility Fund, Class C; 100,000,000 shares are hereby established and classified as Regions Morgan Keegan Select Utility Fund, Class I; 100,000,000 shares are hereby established and classified as Regions Morgan Keegan Select Financial Fund, Class A; 100,000,000 shares are hereby established and classified as Regions Morgan Keegan Select Financial Fund, Class C; 100,000,000 shares are hereby established and classified as Regions Morgan Keegan Select Financial Fund, Class I; 100,000,000 shares are hereby established and classified as Regions Morgan Keegan Select Capital Growth Fund, Class A; 100,000,000 shares are hereby established and classified as Regions Morgan Keegan Select Capital Growth Fund, Class C; and 100,000,000 shares are hereby established and classified as Regions Morgan Keegan Select Capital Growth Fund, Class I.

      The  foregoing   amendment  was  duly  adopted  in  accordance   with  the
requirements of Section 2-408 of the Corporations and Associations Law of the State of Maryland.

      IN WITNESS WHEREOF, Morgan Keegan Select Fund, Inc. has caused these presents to be signed in its name on its behalf by the President of the Corporation and attested to by the Corporation's Secretary on this 28th day of February 2002, and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all materials respects, under penalties of perjury.

                                      MORGAN KEEGAN SELECT FUND, INC.



                                      By: /s/ Allen B. Morgan, Jr.
                                          -------------------------
                                          Allen B. Morgan, Jr.
                                          President
ATTEST:


/s/ Charles D. Maxwell
----------------------------
Charles D. Maxwell
Secretary